UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	First Majestic Silver Corp.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-10
Reporting Entity ESTMA Identification Number	E313966		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	David Soares				Date	2024-05-10
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico	Tax Administration Service	38,410,000	7,370,000	180,000					45,960,000	Payments related to income taxes, 0.5% extraordinary mining duty (Royalties), and "MAP" (Fees).
Mexico	Government of Mexico	Economy Secretary			8,650,000					8,650,000	Payments related to mining concessions (Fees).
Mexico	Government of Mexico	National Water Commission			1,170,000					1,170,000	Payments related to water rights.
United States of America	State of Nevada	Nevada Division of Taxation	1,120,000							1,120,000	Payments related to mining royalties.
United States of America	Government of the United States of America	Bureau of Land Management			720,000					720,000	Payments related to land claims.
Switzerland	Canton of Zurich	Cantonal Tax Office Zurich	690,000							690,000	Payments related to state taxes.
United States of America	Elko County	Elko County Treasurer	460,000							460,000	Payments related to property taxes.
Mexico	Municipality of Chalchihuites				360,000					360,000	Payments related to property taxes.
United States of America	State of Nevada	Nevada Department of Environmental Protection			290,000					290,000	Payments related to environmental permits.
Mexico	Municipality of Banamichi				280,000					280,000	Payments related to land licenses.
Mexico	Government of Mexico	Energy Regulatory Commission			110,000					110,000	Payments related to city taxes.
Mexico	Municipality of Ocampo				110,000					110,000	Payments related to Mine Safety and Health and Internal Revenue Services fees.
Mexico	Government of Mexico	Secretary of Finance and Administration			60,000					60,000	Payments related to vehicles and property taxes.
United States of America	Elko County	Elko County Recorders Office			50,000					50,000	Payments related to mineral claims.
United States of America	State of Nevada	Nevada Department of Wildlife			40,000					40,000	Payments related to permitting fees.
Mexico	Government of Mexico	Secretary of Communications and Transport			30,000					30,000	Payments related to state taxes.
Mexico	Government of the State of Sonora				30,000					30,000	Payments related to federal income taxes.
Mexico	Government of Mexico	Secretary of Environment and Natural Resources			20,000					20,000	Payments related to environmental permits.
Mexico	Government of Mexico	Treasury of the Federation			20,000					20,000	Payments related to property taxes.
Mexico	Government of Mexico	National Secretary of Defense			10,000					10,000	Payments related to army permissions
Mexico	Government of the State of Durango				10,000					10,000	Payments related to land claims.
United States of America	State of Nevada	Nevada Department of Motor Vehicles			10,000					10,000	Payments related to vehicle registration fees.
Mexico	Government of the State of Coahuila de Zaragoza				10,000					10,000	Payments related to operation permission of SEPIMISA.
United States of America	State of Nevada	State emergency response commission			10,000					10,000	Payments related to Mine Safety and Health and Internal Revenue Services fees.
Additional Notes:	Payments are converted based on an annual average foreign exchange rate of 13.15 MXN to CAD, 0.69 EUR to CAD, 0.67 CHF to CAD and 0.74 USD to CAD

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	San Dimas Silver and Gold Mine	23,610,000	2,100,000	2,530,000					28,240,000
Mexico	Santa Elena Silver and Gold Mine	5,330,000	4,740,000	3,860,000					13,930,000
Mexico	La Encantada Silver Mine	1,910,000	530,000	420,000					2,860,000
Mexico	La Parrilla Silver Mine			1,940,000					1,940,000
United States of America	Jerritt Canyon Gold Mine	1,580,000		1,120,000					2,700,000
Mexico	La Guitarra Silver Mine			680,000					680,000
Mexico	Del Toro Silver Mine			870,000					870,000
Mexico	San Martin Silver mine	20,000		430,000					450,000
Mexico	La Luz Silver Project			150,000					150,000
Mexico	La Joya Project			70,000					70,000
Mexico	Corporate	7,540,000		100,000					7,640,000
Switzerland	Corporate	690,000							690,000
Additional Notes[3]:	(a) Taxes relate to income taxes, property taxes and 7.5% mining royalty paid to Servicio de Administracion Tributar
(b) Royalties relate to 0.5% extraordinary mining duty paid to Secretaria de Administracion Tributar
(c) Fees primarily relate to mining concessions paid to Secretaria de Economia; other fees include water rights, mineral claims, energy rights, environmental permits and aerial permits.
	(d) All payments are converted based on an annual average foreign exchange rate of 13.15 MXN to CAD, 0.69 EUR to CAD, 0.67 CHF to CAD and 0.74 USD to CAD.